REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Shareholders
Triangle Bancorp, Inc.
Raleigh, North Carolina

We have audited the supplemental consolidated balance sheets of Triangle Bancorp, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related supplemental consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The supplemental financial statements give retroactive effect to the merger of Triangle Bancorp, Inc. and Bank of Mecklenburg on October 2, 1997, which has been accounted for as a pooling of interests as described in Notes 1 and 2 to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests methods in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of Triangle Bancorp. Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Triangle Bancorp, Inc. and subsidiaries as of December 31, 1996 and 1995 and the consolidated results of their operations and their cash flows for each of the years in the three year period ended December 31, 1996, in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.



Raleigh, North Carolina
December 19, 1997

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
                    Supplemental Consolidated Balance Sheets
                           December 31, 1996 and 1995



                                                                       1996          1995
                                                                       ----          ----
                                                                (in thousands, except share data)
                                  ASSETS

Cash and due from banks                                             $   40,725   $   47,136
Federal funds sold                                                       2,011        7,910
Interest-bearing deposits in banks                                         879        1,128
Securities available for sale                                          282,576      212,499
Securities held to maturity, estimated market value
       in 1996 and $92,968 in 1995                                      98,112       89,452
Loans held for sale                                                      2,413        3,497
Loans, less allowance for loan losses of $10,890  in 1996
        and $9,658 in 1995                                             752,399      639,557
Premises and equipment, net                                             26,426       21,154
Interest receivable                                                     10,410        8,950
Deferred income taxes                                                    6,815        5,907
Intangible assets, net                                                  12,607        9,124
Other assets                                                             6,021        7,731
                                                                    ----------   ----------
                                                                    $1,241,394   $1,054,045
                                                                    ==========   ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits:
       Noninterest-bearing demand                                   $  154,015   $  138,232
       Interest-bearing demand                                         135,841      125,717
       Savings and money market accounts                               187,619      153,959
       Large denomination certificates of deposit                      104,970       79,174
       Other time                                                      443,307      347,796
                                                                    ----------   ----------
           Total deposits                                            1,025,752      844,878

Short-term debt                                                         46,638       69,322
Other borrowings                                                        50,342       30,391
Interest payable                                                         8,584        7,919
Other liabilities                                                        4,342        4,665
                                                                    ----------   ----------
           Total liabilities                                         1,135,658      957,175
                                                                    ----------   ----------


Commitments and contingencies (Notes 12 and 13)

Shareholders' equity:
       Common stock; no par value; 20,000,000 shares
               authorized; 12,586,481 shares and 12,534,523 shares
                issued and outstanding in 1996 and 1995,
                respectively                                            76,670       76,423
       Retained earnings                                                29,052       19,363
       Net unrealized gains on securities available for sale                14        1,084
                                                                    ----------   ----------
           Total shareholders' equity                                  105,736       96,870
                                                                    ----------   ----------
                                                                    $1,241,394   $1,054,045
                                                                    ==========   ==========

The accompanying notes are an integral part of the financial statements.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
                 Supplemental Consolidated Statements of Income
              For the years ended December 31, 1996, 1995 and 1994


                                                                                1996        1995        1994
                                                                                ----        ----        ----
                                                                           (in thousands, except per share data)
Interest income:
       Loans and fees on loans                                                $ 67,633   $ 56,497    $ 44,652
       Federal funds sold and securities purchased under
               resale agreements                                                   296        525         601
       Securities                                                               21,557     16,281      12,507
       Deposits with other financial institutions                                  473        421         266
                                                                              --------   --------    --------
                     Total interest income                                      89,959     73,724      58,026
                                                                              --------   --------    --------
Interest expense:
       Large denomination certificates of deposit                               11,796      9,223       5,273
       Other deposits                                                           27,181     22,065      16,162
       Borrowed funds                                                            5,345      2,981       2,181
                                                                              --------   --------    --------
                     Total interest expense                                     44,322     34,269      23,616
                                                                              --------   --------    --------
                     Net interest income                                        45,637     39,455      34,410
Provision for loan losses                                                        2,330        523       1,299
                                                                              --------   --------    --------
                     Net interest income after provision for loan losses        43,307     38,932      33,111
                                                                              --------   --------    --------
Noninterest income:
       Service charges on deposit accounts                                       5,920      4,870       4,876
       Other service charges, commissions and fees                               1,842      2,046       2,296
       Gain (loss) on sales of securities                                        1,144        284      (1,694)
       Other operating income                                                      996      1,245         378
                                                                              --------   --------    --------
                     Total noninterest income                                    9,902      8,445       5,856
                                                                              --------   --------    --------
Noninterest expense:
       Salaries                                                                 12,607     12,239      12,051
       Employee benefits                                                         2,302      2,143       2,287
       Occupancy expense                                                         3,007      2,313       2,331
       Equipment expense                                                         2,667      2,628       2,352
       Amortization of intangible assets                                         1,518      1,176         727
       Merger expenses                                                             494      2,582         880
       Legal and professional fees                                               1,365      1,969       1,276
       Stationery, printing and supplies                                           973      1,065         896
       Other operating expense                                                   7,787      7,486       8,322
                                                                              --------   --------    --------
                     Total noninterest expense                                  32,720     33,601      31,122
                                                                              --------   --------    --------
                     Income before income taxes                                 20,489     13,776       7,845
Income tax expense                                                               7,269      4,662       2,661
                                                                              --------   --------    --------
                     Net income                                               $ 13,220   $  9,114    $  5,184
                                                                              ========   ========    ========
                     Primary earnings per share                               $   1.02   $    .72    $    .42
                                                                              ========   ========    ========
                     Fully diluted earnings per share                         $   1.01   $    .71    $    .42
                                                                              ========   ========    ========

The accompanying notes are an integral part of the financial statements.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
                      Supplemental Consolidated Statements
                       of Changes in Shareholders' Equity
              For the years ended December 31, 1996, 1995 and 1994


                                                                                                           Net
                                                                                                       Unrealized
                                                                                                       Gain (Loss)
                                                                  Common Stock                        on Securities       Total
                                                            -------------------------    Undivided      Available     Shareholders'
                                                              Shares          Amount      Profits       for Sale         Equity
                                                              ------          ------      -------       --------         ------
                                                                       (in thousands, except share and per share data)
Balance, December 31, 1993, as previously
        reported                                             9,281,438        $54,260     $ 7,190                       $ 61,450
        Adjustments for pooling-of-interests                 2,641,010         18,106         804                         18,910
                                                            ----------        -------     -------        -------        --------
Balance, December 31, 1993                                  11,922,448         72,366       7,994                         80,360
        Adjustment to beginning balance for change in
                accounting principle, net                                                                    324             324
        Shares issued under stock plans                        301,655          1,995                                      1,995
        Common shares issued to the public                      85,834            515                                        515
        Cash dividends paid                                                                  (914)                          (914)
        Change in unrealized gain (loss), net                                                             (4,577)         (4,577)
        Net income                                                                          5,184                          5,184
                                                             ----------        -------     ------         -------        -------
Balance, December 31, 1994                                   12,309,937         74,876     12,264         (4,253)         82,887
        Shares issued under stock plans                          65,604            446                                       446
        Common shares issued to the public                      175,000          1,300                                     1,300
        Repurchased shares                                      (15,000)          (188)                                     (188)
        Cash payments for fractional shares                      (1,018)           (11)                                      (11)
        Cash dividends paid                                                                (2,015)                        (2,015)
        Change in unrealized gain (loss), net                                                              5,337           5,337
        Net income                                                                          9,114                          9,114
                                                             ----------        -------     ------         ------        --------
Balance, December 31, 1995                                   12,534,523         76,423     19,363          1,084          96,870
        Shares issued under stock plans                          71,069            527                                       527
        Repurchased shares                                      (18,900)          (277)                                     (277)
        Cash payments for fractional shares                        (211)            (3)                                       (3)
        Cash dividends paid                                                                (3,531)                        (3,531)
        Change in unrealized gain (loss), net                                                             (1,070)         (1,070)
        Net income                                                                         13,220                         13,220
                                                             ----------        -------    -------        -------        --------
Balance, December 31, 1996                                   12,586,481        $76,670    $29,052        $    14        $105,736
                                                             ==========        =======    =======        =======        ========

The accompanying notes are an integral part of the financial statements.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
               Supplemental Consolidated Statements of Cash Flows
              For the years ended December 31, 1996, 1995 and 1994



                                                                            1996              1995               1994
                                                                            ----              ----               ----
                                                                                         (in thousands)
Cash flows from operating activities:
  Net income                                                              $  13,220        $   9,114          $   5,184
  Adjustments to reconcile net income to net cash
    provided by operations:
      Depreciation and amortization                                           3,603            2,723              2,491
      Writedown of fixed assets                                                   0            1,358                118
      Accretion of discount on securities, net of
        amortization of premiums                                                724              281                984
      Provision for loan losses                                               2,330              523              1,299
      Loss (gain) on sales of securities                                     (1,144)            (284)             1,694
      Loss (gain) on market valuation of loans held for
        sale                                                                    (25)               0                402
      Loss (gain) on sale of premises and equipment                             239             (146)                 0
      Gain on sale of mortgage servicing portfolio                                0             (529)                 0
      Gain on sale of branch                                                   (558)               0                  0
      Loans held for sale:
        Originations                                                        (21,798)         (20,422)           (51,011)
        Sales                                                                25,934           17,876             58,195
      Provision (benefit) for deferred taxes                                   (279)             672              1,548
      Gain on sales of foreclosed assets                                        (14)             (66)               (51)
      Changes in assets and liabilities:
        Interest receivable                                                  (1,459)          (1,739)            (1,459)
        Other assets                                                            233              461               (798)
        Interest payable                                                        337            3,221                951
        Other liabilities                                                      (366)            (855)              (466)
                                                                          ---------        ---------          ---------
          Net cash provided by operating activities                          20,977           12,188             19,081
                                                                          ---------        ---------          ---------
Cash flows from investing activities:
  Increase in intangible assets                                                   0                0             (1,101)
  Proceeds from maturity and principal paydowns of
    securities available for sale                                            39,664           41,719             38,381
  Proceeds from maturity and principal paydowns of
    securities held to maturity                                              24,918            9,454              7,073
  Proceeds from sales of securities available for sale                      307,826           99,982             56,820
  Proceeds from sales of securities held to maturity                         14,645                0             10,953
  Purchase of securities available for sale                                (422,127)        (169,548)          (112,206)
  Purchase of securities held to maturity                                   (43,796)         (34,428)           (39,278)
  Purchase of FHLB stock                                                       (730)          (3,018)            (1,008)
  Sales of FHLB stock                                                           820              282                  0
  Net increase in loans                                                    (118,196)         (95,401)           (73,873)
  Net capital expenditures, premises and equipment                           (7,058)          (5,265)            (2,791)
  Proceeds from sales of foreclosed assets                                      307              382                928
  Proceeds from sale of premises and equipment                                  475              218                  0
  Proceeds from sale of mortgage servicing portfolio                              0            1,467                  0
  Net cash acquired in acquisitions and divestitures                         74,281           32,164                  0
                                                                          ---------        ---------          ---------
          Net cash used in investing activities                            (128,971)        (121,992)          (116,102)
                                                                          ---------        ---------          ---------

                                  (Continued)

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
         Supplemental Consolidated Statements of Cash Flows (Continued)
              For the years ended December 31, 1996, 1995 and 1994



                                                      1996          1995           1994
                                                      ----          ----           ----
                                                                (in thousands)
Cash flows from financing activities:
  Net increase in deposit accounts                  $101,451      $ 52,867       $ 63,087
  Net increase (decrease) in short-term debt         (33,458)       33,010          5,568
  Net increase (decrease) in other borrowings         22,726       (10,949)         4,431
  Proceeds from common stock issuance                      0         1,300            515
  Proceeds from FHLB advances, net                     8,000        30,000         10,000
  Repurchase of stock                                   (277)         (188)             0
  Cash payments for fractional shares                     (3)          (11)             0
  Shares issued under stock plans                        527           446          1,995
  Cash dividends paid                                 (3,531)       (2,015)          (914)
                                                    --------      --------       --------
     Net cash provided by financing activities        95,435       104,460         84,682
                                                    --------      --------       --------
     Net decrease in cash and cash
       equivalents                                   (12,559)       (5,344)       (12,339)
Cash and cash equivalents at beginning of year        56,174        61,518         73,857
                                                    --------      --------       --------
Cash and cash equivalents at end of year            $ 43,615      $ 56,174       $ 61,518
                                                    ========      ========       ========
Supplemental disclosure of cash flow information:
  Cash paid for:
    Interest                                        $ 43,657      $ 30,957       $ 22,637
                                                    ========      ========       ========
    Income taxes                                    $  7,432      $  3,098       $  2,445
                                                    ========      ========       ========

The accompanying notes are an integral part of the financial statements.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements


1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND NATURE OF OPERATIONS

Triangle Bancorp, Inc. (the "Company") is a bank holding company incorporated in November 1991 under the laws of the State of North Carolina, with two wholly owned subsidiaries, Triangle Bank and Bank of Mecklenburg (the "Banks").

Triangle Bank, ("Triangle") was organized and incorporated under the laws of the State of North Carolina on January 4, 1988. Triangle has two wholly-owned subsidiaries, Triangle Bank Leasing Corp. ("Leasing"), (currently inactive) and Triangle Investment Services ("TIS"), which provides discount brokerage services.

Bank of Mecklenburg ("Mecklenburg") was incorporated on September 8, 1988, and began operations on July 12, 1989. Bank of Mecklenburg is engaged in general commercial banking in Mecklenburg County, North Carolina.

Mecklenburg Financial Services, Inc., a wholly-owned subsidiary of Bank of Mecklenburg, was incorporated on March 7, 1994 to provide investment and trust services through agreements with outside parties.

The consolidated financial statements have been restated to include the accounts and operations of companies acquired and accounted for as poolings of interests as discussed in Note 2.

The accounting and reporting policies of the Company, the Banks and their subsidiaries follow generally accepted accounting principles and general practices within the financial services industry. Following is a summary of the more significant policies.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company, the Banks and their subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

SECURITIES

The Company classifies its securities into three types as follows:

(a) Securities Held to Maturity - Debt securities that the Company has the positive intent and ability to hold to maturity which are reported at amortized cost,

(b) Trading Securities - Debt and equity securities that are bought and held principally for the purpose of selling in the near term which are reported at fair value, with unrealized gains and losses included in earnings, or

(c) Securities Available for Sale - Debt and equity securities not classified as either Securities Held to Maturity or Trading Securities which are reported at fair value, with unrealized gains and losses reported as a separate component of shareholders' equity.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SECURITIES (Continued)

The classification of securities is generally determined at the date of purchase. Gains and losses on sales of securities, computed based on specific identification of adjusted cost of each security, are included in other income at the time of the sales. Premiums and discounts on debt securities are recognized in interest income on the interest method over the period to maturity.

LOANS HELD FOR SALE

Loans held for sale are carried at the lower of cost or estimated market value, determined on an aggregate basis. Net unrealized losses are recognized in a valuation allowance by charges to income. Prior to 1995 the Company serviced the loans sold, paying the buyer an agreed upon yield which was normally less than the interest rate paid by the borrowers, the difference being retained by the Company as a service fee. These service fees are included in other service charges, commissions and fees in the consolidated statements of income. During December 1995, the Company sold its mortgage servicing portfolio, which amounted to approximately $135,000,000 and recognized a gain of approximately $529,000 on the sale.

LOANS AND ALLOWANCE FOR LOAN LOSSES

Loans are stated at the amount of unpaid principal, reduced by an allowance for loan losses, unearned discounts and net deferred loan origination fees and costs. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. Deferred loan fees and costs are amortized to interest income over the contractual life of the loan using a method that approximates the level yield method.

A loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. Uncollateralized loans are measured for impairment based on the present value of expected future cash flows discounted at the original contractual interest rate, while all collateral-dependent loans are measured for impairment based on the fair value of the collateral. During 1996 and 1995 there were no loans material to the consolidated financial statements that were impaired as defined.

The Company uses several factors in determining if a loan is impaired. The internal asset classification procedures include a thorough review of significant loans and lending relationships and include the accumulation of related data. This data includes loan payment status, borrowers' financial data and borrowers' operating factors such as cash flows, operating income or loss, etc.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions and trends that may affect the borrowers' ability to pay.

INCOME RECOGNITION ON IMPAIRED AND NONACCRUAL LOANS

Loans, including impaired loans, are generally classified as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-secured and in the process of collection. Loans that are on a current payment status or past due less than 90 days may also be classified as nonaccrual if repayment in full of principal and/or interest is in doubt.

Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance (generally a minimum of six months) by the borrower, in accordance with the contractual terms of interest and principal.

While a loan is classified as nonaccrual and the future collectibility of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to the principal outstanding, except in the case of loans with scheduled amortizations where the payment is generally applied to the oldest payment due. When the future collectibility of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan had been partially charged-off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.

FORECLOSED ASSETS

Assets acquired as a result of foreclosure are valued at the lower of the recorded investment in the loan or fair value less estimated costs to sell. The recorded investment is the sum of the outstanding principal loan balance and foreclosure costs associated with the loan. Any excess of the recorded investment over the fair value of the property received is charged to the allowance for loan losses. Any subsequent write-downs are charged against other expenses.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed by the straight-line method based on estimated service lives of assets. Useful lives range from 10 to 40 years for substantially all premises and from 3 to 20 years for equipment and fixtures. The cost of leasehold improvements is being amortized using the straight-line method over the terms of the related leases. Repairs and maintenance are charged to expense as incurred. Upon disposition, the asset and related accumulated depreciation or amortization are relieved and any gains or losses are reflected in operations.

INTANGIBLE ASSETS

Intangible assets are composed primarily of goodwill and core deposit premiums. Amortization of goodwill and core deposit premiums is computed using the straight-line method based on the estimated useful lives of assets. Useful lives range from 10 to 15 years for the core deposit premiums and range from 15 to 25 years for goodwill.

The Company evaluates intangible assets for potential impairment by analyzing the operating results, trends and prospects of the Company. The Company also takes into consideration recent acquisition patterns within the banking industry and any other events or circumstances which might indicate potential impairment.

INTEREST RATE SWAPS, FLOORS AND CAPS

Mecklenburg uses interest rate swaps, floors and caps for interest rate risk management. These instruments are designated as hedges of specific assets and liabilities when purchased. The net interest payable or receivable on swaps, caps, and floors is accrued and recognized as an adjustment to interest income or interest expense of the related asset or liability. Premiums paid for purchased caps and floors are amortized over the term of the liability. Upon the early termination of swaps, floors and caps, the net proceeds received or paid, including premiums, are deferred and included in other assets or liabilities and amortized over the shorter of the remaining contract life or the maturity of the related asset or liability. Upon disposition or settlement of the asset or liability being hedged, deferral accounting is discontinued and any related premium or change in fair value of the hedge instrument is recognized in earnings. If the hedge instrument is retained subsequent to the disposition or settlement of the underlying asset or liability, it will be redesignated to specific assets or liabilities and any change in fair value of the instrument recognized in earnings in connection with the previous disposition of the underlying asset or liability will be recorded as a purchase premium and amortized into interest income over the contract term as a yield adjustment of the related asset or liability.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INCOME TAXES

The Company files a consolidated Federal income tax return. State income tax returns are filed for each corporation.

Deferred tax asset and liability balances are determined by application to temporary differences of the tax rate expected to be in effect when taxes will become payable or receivable. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

NET INCOME PER COMMON SHARE

Primary and fully diluted net income per common share is computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents of dilutive stock options. The weighted average numbers of shares were as follows:


                                     1996         1995          1994
                                     ----         ----          ----

               Primary            12,937,173   12,714,594    12,286,344
               Fully diluted      13,006,815   12,867,117    12,289,849

The Company will adopt Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share", on December 31, 1997. SFAS No. 128 requires the Company to change its method of computing, presenting and disclosing earnings per share information. Upon adoption, all prior periods data presented will be restated to conform to the provisions of SFAS No. 128. If the Company had applied the provisions of SFAS No. 128 for the years ended December 31, 1996, 1995 and 1994, basic earnings per share would have been $1.05, $0.73, and $0.43, respectively and earnings per share assuming dilution would have been $1.02, $0.72, and $0.42, respectively.

CASH FLOW

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks and Federal funds sold. Generally, Federal funds are purchased and sold for one-day periods.

RECLASSIFICATIONS

Certain items included in the 1995 and 1994 financial statements have been reclassified to conform to the 1996 presentation. These reclassifications have no effect on the net income or shareholders' equity previously reported.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

NEW ACCOUNTING PRONOUNCEMENTS

Effective January 1, 1997, the Company will adopt the applicable provisions of Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". The impact of adopting this statement is not expected to be material to the Company's consolidated financial statements.

The Company will adopt SFAS No. 130, "Reporting
Comprehensive Income" on January 1, 1998. SFAS No. 130 establishes standards for reporting and displaying comprehensive income and its components in a full set of general-purpose financial statements.

The Company will adopt SFAS No. 131, "Disclosure About Segments of an
Enterprise and Related Information" on January 1, 1998. SFAS No. 131 specifies revised guidelines for determining an entity's operating segments and the type and level of financial information to be disclosed. The impact of adopting this statement is not expected to be material to the Company's consolidated financial statements.

Use of Estimates in the Preparation of the Financial
Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   2.      MERGERS AND ACQUISITIONS

The supplemental consolidated financial statements of Triangle
Bancorp, Inc. and subsidiaries have been prepared to give retroactive effect to the merger with Bank of Mecklenburg on October 2, 1997. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling-of-interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of Triangle Bancorp, Inc. and subsidiaries after financial statements covering the date of consummation of the business combination are issued.

On October 24, 1996, the Company completed the merger of Granville
United Bank ("Granville") with and into the Bank through the issuance of 1.75 shares of the Company's common stock for each share of the outstanding common stock of Granville, or 752,289 shares. On October 2, 1997 the Company completed the acquisition of Bank of Mecklenburg ("Mecklenburg") through the issuance of one share of the Company's common stock for each share of the outstanding common stock of Mecklenburg, or 2,185,068 shares. The mergers were accounted for as poolings of interests.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

  2. MERGERS AND ACQUISITIONS (Continued)

Separate results of the pooled entities for the year ended December 31, 1996, in thousands, are as follows:

                                Company(1)     Mecklenburg     Combined



Total income                      $81,360        $18,501        $99,861
Net interest income                40,256          5,381         45,637
Net income                         11,301          1,919         13,220



                (1) Prior to applicable mergers.

Granville, prior to its merger with the Company, reported total income of $3,408,000, net interest income of $1,554,000 and net income of $470,000 for the nine months ended September 30, 1996.

Separate results of the pooled entities for the years ended December 31, 1995 and 1994, in thousands, are as follows:

                                       Company(1) Granville Mecklenburg Combined

1995:
         Total income                   $65,977    $ 4,330    $11,862    $82,169
         Net interest income             33,309      1,792      4,354     39,455
         Net income                       7,388        470      1,256      9,114



 1994:
         Total income                   $53,468    $ 2,755    $ 7,659    $63,882
         Net interest income             29,316      1,285      3,809     34,410
         Net income                       3,841        341      1,002      5,184



        (1) Prior to applicable mergers.

On December 8, 1995, Mecklenburg signed a definitive agreement to purchase certain assets and assume deposit liabilities of a branch office from Essex Savings Bank. The agreement become effective March 15, 1996 at which time the Bank assumed approximately $28,100,000 in deposits including accrued interest thereon, acquired approximately $800,000 in assets consisting of cash on hand, installment loans and premises and equipment, and received approximately $26,200,000 in cash. Deposit base premium was approximately $1,100,000 and is being amortized straight-line over seven years.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

2. MERGERS AND ACQUISITIONS (Continued)

In February 1995, the Bank acquired two branches with approximately
$17,000,000 in deposits and paid a premium of approximately $550,000. In November 1995, the Bank acquired three branches from NationsBank, N. A., which included approximately $40,000,000 in deposits and $18,000,000 in loans. As part of the acquisition, the Bank paid a core deposit premium of approximately $3,338,000. In January 1996, the Bank acquired four branches from Raleigh Federal Savings Bank, which included approximately $55,000,000 in deposits. As part of the acquisition, the Bank paid a core deposit premium of approximately $3,500,000. During May 1996, the Bank completed a branch swap transaction which included divesting of net deposits of $3,700,000. A gain was recognized on the sale of the deposits of $558,000 and a core deposit premium was paid of $286,000. These acquisitions were accounted for as purchases and, accordingly, the results of operations of the branches have been included in the consolidated financial statements from the dates of acquisition. The proforma effects of these transactions were immaterial.

   3.      SECURITIES

The amortized cost and estimated market value of securities at December 31, 1996 and 1995 are as follows:

                                                                                Gross       Gross   Estimated
                                                                   Amortized  Unrealized  Unrealized   Market
                                                                      Cost       Gains       Losses    Value

                                                                                  (in thousands)
1996:
        Available for sale:
                U.S. Treasury securities                            $117,732   $    481   $    311   $117,902
                U.S. Agency obligations                               12,179         47         69     12,157
                Mortgage-backed securities                           127,818        491        279    128,030
                Obligations of states  and political subdivisions     14,369         80        108     14,341
                Collateralized mortgage obligations                    2,145          0         37      2,108
                Equity securities                                         64          0          0         64
                End-user derivatives                                   4,293        473        916      3,850
                Other investments                                      4,124          0          0      4,124
                                                                   ---------   --------   --------   --------
                                                                    $282,724   $  1,572   $  1,720   $282,576
                                                                   =========   ========   ========   ========
        Held to maturity:
                U.S. Agency obligations                             $ 72,134   $    680   $    231   $ 72,583
                Mortgage-backed securities                             8,711          5        152      8,564
                Obligations of states and political subdivisions      13,663        296         41     13,918
                Collateralized mortgage obligations                    3,050          0         25      3,025
                Other investments                                        554         23          0        577
                                                                   ---------   --------   --------   --------
                                                                    $ 98,112   $  1,004   $    449   $ 98,667
                                                                   =========   ========   ========   ========

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

   3.      SECURITIES (Continued)

                                                                               Gross       Gross    Estimated
                                                                 Amortized  Unrealized  Unrealized   Market
                                                                    Cost       Gains       Losses     Value
                                                                                (in thousands)
1995:
        Available for sale:
                U.S. Treasury securities                           $ 92,966   $  1,260   $    113   $ 94,113
                U.S. Agency obligations                              23,471        130        194     23,407
                Mortgage-backed securities                           85,888        449        118     86,219
                Obligations of states and political subdivisions      2,587         17          8      2,596
                Collateralized mortgage obligations                   2,766          0         51      2,715
                Other investments                                     3,449          0          0      3,449
                                                                   --------   --------   --------  ---------
                                                                   $211,127   $  1,856   $    484   $212,499
                                                                   ========   ========   ========   ========
        Held to maturity:
                U.S. Agency obligations                            $ 49,047   $  3,257   $    114   $ 52,190
                Mortgage-backed securities                           13,598         34        103     13,529
                Obligations of states and political subdivisions      8,934        359          7      9,286
                Collateralized mortgage obligations                   3,068         15         16      3,067
                Municipal bonds                                      13,167        165        116     13,216
                Other investments                                     1,638         42          0      1,680
                                                                   --------   --------   --------  ---------
                                                                   $ 89,452   $  3,872   $    356   $ 92,968
                                                                   ========   ========   ========   ========

The amortized cost and estimated market value of securities at December 31, 1996 by contractual maturities are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                       Estimated
                                                        Amortized        Market
                                                           Cost           Value
                                                              (in thousands)
Available for sale:

Due in one year or less                                  $ 38,024       $ 38,079
Due after one year through five years                      87,248         87,423
Due after five years through ten years                      4,443          3,858
Due after ten years                                       152,945        153,152
Equity securities                                              64             64
                                                         --------       --------
                                                         $282,724       $282,576
                                                         ========       ========

Held to maturity:

Due in one year or less                                  $ 29,075       $ 29,072
Due after one year through five years                      47,849         48,156
Due after five years through ten years                     11,572         11,829
Due after ten years                                         9,616          9,610
                                                         --------       --------
                                                         $ 98,112       $ 98,667
                                                         ========       ========

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements


   3.      SECURITIES (Continued)

Gross realized gains and losses on sales of securities for the years ended December 31, 1996, 1995 and 1994 are summarized below:

                                             1996           1995          1994
                                                       (in thousands)
Gross realized gains                        $3,728         $  848         $  356
                                            ======         ======         ======
Gross realized losses                       $2,584         $  564         $2,050
                                            ======         ======         ======



In addition, in 1996, gross gains of $1,188,801 and gross losses of $682,049 were realized on terminations or marks to market of end-user derivatives in available for sale securities. Gross gains of $700,250 were realized on terminations or marks to market of end-user derivatives designated to investment securities sold.

In connection with the Company's merger transactions, the acquired entities sold certain held to maturity securities in late 1994 as part of a plan to restructure their portfolios so as to comply with the investment policies of the Company. These securities had an amortized cost of $12,016,000 and the Company realized losses totaling $1,063,000 on the sales. The Company also transferred securities with an amortized cost of $17,398,000 from the available for sale category to the held to maturity category during the year ended December 31, 1995.

During 1996, the Company, upon evaluation of the Granville investment portfolio, transferred securities with an amortized cost of $4,557,000 and an estimated market value of $4,400,000 from the available for sale category to the held to maturity category.

On December 29, 1995, the Company transferred securities between categories under a one-time amnesty provision from SFAS No. 115. Securities with a carrying value of $15,982,000 and a market value of $16,236,000 were transferred from the held to maturity category to the available for sale category. The carrying values of these securities were adjusted to market upon transfer. Securities with a carrying value of $12,295,000 and a market value of $12,532,000 were transferred from the available for sale category to the held to maturity category.

Securities with an amortized cost of approximately $153,529,000 and $59,896,000 as of December 31, 1996 and 1995, respectively, were pledged to secure public deposits, FHLB advances and for other banking purposes.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

   4.      LOANS AND ALLOWANCE FOR LOAN LOSSES

Major classifications of loans as of December 31, 1996 and 1995, are summarized as follows:

                                               1996          1995
                                                (in thousands)
Commercial
Real estate:                                $ 183,889    $ 168,055
        Construction and land development      56,077       43,173
        Residential, 1-4 families             279,290      193,025
        Residential, 5 or more families         3,554        5,782
        Farmland                                7,326        9,339
        Nonfarm, nonresidential               133,546      125,486
Agricultural production                        10,674       12,964
Installment                                    82,580       81,622
Other                                           6,751        9,980
 Net deferred loan fees                          (398)        (211)
                                            ---------    ---------
                                              763,289      649,215
 Less allowance for loan losses                10,890        9,658
                                            ---------    ---------
                                            $ 752,399    $ 639,557
                                            =========    =========


A summary of the allowance for loan losses for the years ended
December 31, 1996, 1995 and 1994, is as follows:

                                         1996        1995        1994
                                                 (in thousands)
Balance, beginning of year             $  9,658    $ 10,161    $ 11,769
Provision charged against income          2,330         523       1,299
Loans charged off, net of recoveries     (1,000)     (1,026)     (3,005)
Allowance on purchased (sold) loans         (98)       --            98
                                       --------    --------    --------
Balance, end of year                   $ 10,890    $  9,658    $ 10,161
                                       ========    ========    ========


Nonperforming assets at December 31, 1996 and 1995, consist of the following:

                                                1996     1995
                                                (in thousands)
Loans past due ninety days or more             $2,107   $1,033
Nonaccrual loans                                1,666    1,533
Foreclosed assets (included in other assets)      507      499
                                               ------   ------
                                               $4,280   $3,065
                                               ======   ======

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

   5.      PREMISES AND EQUIPMENT

Premises and equipment at December 31, 1996 and 1995, are as follows:

                                                  1996      1995
                                                   (in thousands)
Premises                                         $16,895   $10,583
Equipment and fixtures                            12,787    12,674
Leasehold improvements                               550       588
                                                 -------   -------
                                                  30,232    23,845
Less accumulated depreciation and amortization     9,734    10,131
                                                 -------   -------
                                                  20,498    13,714
 Construction in process                             684     2,867
Land                                               5,244     4,573
                                                 -------   -------
                                                 $26,426   $21,154
                                                 =======   =======



   6.      INTANGIBLE ASSETS

Intangible assets at December 31, 1996 and 1995 and the related amortization expense for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                 1996       1995
                                 (in thousands)
Intangible assets:
        Core deposit premiums   $14,737   $ 9,842
        Goodwill                  1,433     1,327
                                -------   -------
                                 16,170    11,169
Less accumulated amortization     3,563     2,045
                                -------   -------
                                $12,607   $ 9,124
                                =======   =======


                                               1996     1995     1994
                                                   (in thousands)
Amortization expense:
        Core deposit premiums                 $1,436   $  751   $  365
        Goodwill                                  82       87       79
        Purchased mortgage servicing rights               338      283
                                              ------   ------   ------
                                              $1,518   $1,176   $  727
                                              ======   ======   ======

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

   7.      SHORT-TERM DEBT AND OTHER BORROWINGS

Short-term debt of $46,638,000 and $69,322,000 outstanding at December 31, 1996 and 1995, respectively, consists of securities sold under agreements to repurchase ("repurchase agreements"), Federal funds purchased and Federal Home Loan Bank ("FHLB") advances. These amounts included $34,738,000 and $23,666,000 of repurchase agreements at December 31, 1996 and 1995, respectively, $3,900,000 and $16,155,000 of Federal funds purchased at December 31, 1996 and 1995, respectively, and $8,000,000 and $19,500,000 of FHLB advances at December 31, 1996 and 1995, respectively. The weighted average interest rate on such outstanding borrowings was 5.43% and 5.51% at December 31, 1996 and 1995, respectively. The maximum amount outstanding at the end of any month during 1996 and 1995 was approximately $109,711,000 and $66,019,000, respectively.

The Company has pledged certain securities to collateralize the repurchase agreements. These agreements generally mature and are renewed daily.

Other borrowings at December 31, 1996 and 1995 consist of advances from the FHLB of $50,000,000 and $30,000,000, respectively, and treasury tax and loan note option accounts of $342,000 and $391,000, respectively. At December 31, 1996, FHLB borrowings include two $5,000,000 advances with interest rates of 5.86% and 6.14% with due dates of January 1998 and 1999, respectively, one $30,000,000 advance with an interest rate of 5.42% due in February 1998, and one $10,000,000 advance with an interest rate of 5.53% due in March 1998.

   8.      INCOME TAXES

The components of income tax expense for the years ended December 31, 1996, 1995 and 1994 are as follows:

                               1996      1995       1994
                                    (in thousands)
Current expense              $ 7,548    $ 3,990   $ 1,113
Deferred expense (benefit)      (279)       672     1,548
                             -------    -------   -------
                             $ 7,269    $ 4,662   $ 2,661
                             =======    =======   =======

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

   8.      INCOME TAXES (Continued)

The reconciliation of expected income tax at the statutory Federal rate (35% in 1996 and 1995 and 34% in 1994) with income tax expense for the years ended December 31, 1996, 1995 and 1994, is as follows:

                                                               1996       1995      1994
                                                                      (in thousands)

Expected income tax expense at statutory rate                $ 7,171    $ 4,822    $ 2,668
Increase (decrease) in income tax expense
        resulting from:
                State taxes, net of federal tax benefit          582        338         51
                Benefit of net operating loss carryforward      (229)      (217)       (34)
                Tax exempt interest                             (389)      (342)      (267)
                 Non-deductible interest                          13         34         17
                Other, net                                       121         27        226
                                                             -------    -------    -------
                        Income tax expense                   $ 7,269    $ 4,662    $ 2,661
                                                             =======    =======    =======


The components of net deferred tax assets at December 31, 1996 and 1995 are as follows:

                                         1996       1995
                                        (in thousands)
Allowance for loan losses              $ 2,976    $ 2,150
Accumulated depreciation                 1,631      2,050
Deferred compensation                      190        213
Net operating loss carryforwards         2,038      1,861
 Depreciable basis of fixed assets        (368)      (338)
Other                                      175        428
Unrealized securities (gains) losses       173       (457)
                                       -------    -------
                                       $ 6,815    $ 5,907
                                       =======    =======


The Company has federal net operating loss carryforwards of approximately $6,000,000, which expire in years 2003 through 2008. Use of the net operating loss carryforwards is limited to approximately $600,000 each year.

   9.      EMPLOYEE BENEFIT PLAN

Triangle maintains a 401(k) plan for employees 21 years of age or over with at least three months of service, which covers substantially all employees. Under the plan, employees may contribute from 2% to 15% of compensation, subject to an annual maximum as determined under the Internal Revenue Code. Employees may elect for up to 25% of their contributions to be invested in the Company's common stock. The Company matches, in contributions of the Company's common stock, 100% of the employee's first 2% of contributions and 50% of the next 4% of contributions. Mecklenburg also maintains a 401(k) Plan which covers substantially all employees. Employees may contribute up to 6% of their salary with the employer matching up to 6% of eligible contributions, It is expected. The Company contributed approximately $504,905, $411,700 and $392,400 to the plan in 1996, 1995 and 1994, respectively.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

   10.     COMMON STOCK

On May 23, 1996, the shareholders of the Company approved an amendment to the Company's articles of incorporation to increase the authorized shares of its common stock to 20,000,000.

The Company has a Long-Term Incentive Plan which allows the Board of Directors to award any combination of stock options, restricted stock and cash. During 1996, the Company issued 2,000 shares of restricted stock.

The Company also has qualified incentive stock option plans for the benefit of certain of the Company's key officers and employees. Additionally, the Company has non-qualified stock option plans for directors and certain officers. The Company may grant options under these plans for up to 1,194,513 shares of common stock. Options under these plans are exercisable at no less than fair market value at the date of grant and are subject to a prorated five-year vesting requirement. The options are exercisable as they vest and expire no later than ten years after that date.

On January 1, 1996 the Company adopted Statement of Financial
Accounting Standards No. 123, "Accounting for Stock Based Compensation" (SFAS
123). As permitted by SFAS 123, the Company has chosen to continue to apply APB Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations in accounting for its Plans. Accordingly, no compensation cost has been recognized for options granted under the Plan. Had compensation cost for the Company's Plan been determined based on the fair value at the grant dates for awards under the Plan consistent with the method of SFAS 123, the impact on the Bank's net income and net income per share would not have been material.

A summary of the status of the Company Plans as of December 31, 1996, 1995 and 1994, and changes during the years ending on those dates is presented below:

                                        1996                  1995                  1994

                                             Weighted              Weighted             Weighted
                                             Average               Average               Average
                                             Exercise              Exercise              Exercise
                                 Shares       Price     Shares      Price      Shares      Price
Outstanding at beginning of
        year                     869,250    $    7.97   808,444    $   7.53   552,350    $   9.42
Pooling adjustment                                                            241,320        7.47
Granted                          286,480        12.69   124,387        9.73   188,706        6.98
Exercised                        (55,144)        6.18   (33,604)       4.77  (108,047)       5.89
Forfeited                        (43,695)       11.05   (29,977)       7.08   (65,885)       9.59
                               ---------    ---------   -------    --------   -------    --------
Outstanding at end of year     1,056,891    $    9.21   869,250    $   7.97   808,444    $   7.53
                               =========    =========   =======    ========   =======    ========

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

   10.     COMMON STOCK (Continued)

The following table summarizes information about the Plans' stock options at December 31, 1996:

                                    Options Outstanding                                     Options Exercisable
                                                Weighted -
                                                 Average
                                                Remaining         Weighted -                              Weighted -
                                  Number      Contractual          Average               Number            Average
                                Outstanding       Term             Exercise            Exercisable        Exercise
Range of Exercise Prices        at 12/31/96     (in years)          Price              at 12/31/96          Price
4.00 - 5.99                        49,043           4.35            $ 5.54                44,963         $   5.55
6.00 - 7.00                       352,433           4.74              6.47               257,205             6.57
7.01 - 8.00                       102,383           4.87              7.44                74,613             7.36
8.01 - 9.00                       121,468           4.50              8.57                94,164             8.61
9.01 - 10.00                      102,600           8.10              9.73                22,120             9.75
10.01 - 17.00                     284,744           9.41             12.56                 2,240            11.24
17.01 - 19.00                      44,220           3.17             18.18                44,220            18.18
                                ---------           ----            ------               -------         --------
                                1,056,891           6.22            $ 9.21               539,525         $   8.06
                                =========           ====            ======               =======         ========


At December 31, 1996, the Company had outstanding warrants to purchase 12,000 shares of its common stock at a purchase price of $9.17 per share. While these warrants are currently exercisable, none have been, and they expire on December 31, 2000.

   11.     REGULATORY RESTRICTIONS

The Banks, as North Carolina banking corporations, may pay dividends only out of undivided profits as determined pursuant to North Carolina General Statutes Section 53-87. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure the financial soundness of the bank.

Under regulations of the Federal Reserve, banking affiliates are required to maintain certain minimum average reserve balances which include both cash on hand and deposits with the Federal Reserve. These deposits are included in cash and cash equivalents in the accompanying balance sheets. At December 31, 1996 and 1995, the Banks were required to maintain such balances aggregating approximately $8,432,000 and $11,159,000, respectively.

The Banks are subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Management believes, as of December 31, 1996, that the Banks meet all capital adequacy requirements to which they are subject.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

   11.     REGULATORY RESTRICTIONS (Continued)

As of December 31, 1996 and 1995, the most recent notification from the FDIC categorized the Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Banks must maintain minimum amounts and ratios, as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Banks' category.

A summary of the Company's required and actual capital components follows (amounts in thousands):

                                                                                        To Be Well Capitalized
                                                                                            Under Prompt
                                                                     For Capital             Corrective
                                                   Actual         Adequacy Purposes       Action Provisions
                                             Amount     Ratio      Amount     Ratio        Amount    Ratio
As of December 31, 1996:

Total Capital ( to Risk Weighted Assets)    $102,851     12.6 %   $65,196      8.0 %     $ 81,495     10.0 %
Tier I Capital ( to Risk Weighted Assets)     93,241     11.4      32,598      4.0         48,897      6.0
Tier I Capital  (to Average Assets)           93,241      7.9      47,098      4.0         58,873      5.0

As of December 31, 1995:

Total Capital ( to Risk Weighted Assets)    $ 93,326     12.8 %   $58,160      8.0 %     $ 72,701     10.0 %
Tier I Capital ( to Risk Weighted Assets)     84,683     11.6      29,080      4.0         43,620      6.0
Tier I Capital ( to Average Assets)           84,683      9.1      37,276      4.0         46,595      5.0



   12.     LEASE OBLIGATIONS

The Company leases a portion of its facilities under various operating leases. Rental expense related to such leases amounted to approximately $1,100,000, $825,000 and $827,000 in 1996, 1995 and 1994,
respectively.

A summary of noncancelable, long-term lease commitments at December 31, 1996 follows:

      1997               $  951,000
      1998                  932,000
      1999                  923,000
      2000                  772,000
      2001                  676,000
     Thereafter           2,882,000
                         ----------
                         $7,136,000
                         ==========

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

13.        COMMITMENTS AND CONTINGENCIES

The Company is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, lines of credit and standby letters of credit. These instruments involve elements of credit risk in excess of amounts recognized in the accompanying financial statements.

The Company's risk of loss in the event of nonperformance by the other party to the commitment to extend credit, line of credit and standby letter of credit is represented by the contractual amount of these instruments. The Company uses the same credit policies in making commitments under such instruments as it does for on-balance sheet instruments. The amount of collateral obtained, if any, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, real estate and time deposits with financial institutions. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

As of December 31, 1996 and 1995, outstanding financial instruments whose contract amounts represent credit risk were as follows:

                                      1996        1995
                                        (in thousands)
Unfunded loans and lines of credit   $149,789   $130,530
                                     ========   ========
Standby letters of credit            $  4,435   $  2,323
                                     ========   ========



The Company's lending is concentrated primarily in North Carolina.
Credit has been extended to certain of the Company's customers through multiple lending transactions.

The Company maintains two Interest Rate Floor contracts, one at 4% with a notional amount of $8,000,000 and one at 4.25% with a notional amount of $4,000,000. The contracts extend to September 1997.

Mecklenburg uses off-balance sheet financial contracts to assist in managing interest rate risk. Instruments used for this purpose include interest rate swaps, interest rate caps and interest rate floors. Interest rate swap transactions generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal or notional amounts. Entering into interest rate swap agreements involves both the risk of dealing with counterparties and their ability to meet the terms of the contracts and also interest rate risk. Interest rate caps and floors are option contracts for which an initial premium is paid and for which no ongoing interest rate risk is present. The ability of counterparties to meet their obligation under the terms of these contracts is the primary risk involved with purchased interest rate caps and floors. Mecklenburg manages the counterparty credit risk associated with these instruments through credit approvals, limits and monitoring procedures.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

 13. COMMITMENTS AND CONTINGENCIES (Continued)

For interest rate swaps, interest rate caps and interest rate floors, notional principal amounts often are used to express the volume of transactions however, the amount potentially subject to credit risk are much smaller. As of December 31, 1996, the aggregate notional amount of all outstanding financial instrument contracts used for interest rate management totaled approximately $256 million. At December 31, 1996, the carrying amount of financial instruments used for interest rate risk management was approximately $4,320,000 while the market value for these instruments was approximately $4,070,000.

The carrying values for off-balance sheet investment products, such as interest rate swaps, floors and caps represent deferred amounts arising from these financial instruments. Where possible, the fair values are based upon quoted market prices. Where such prices do not exist, these values are based on dealer quotes and generally represent an estimate of the amount that the Bank would receive or pay to terminate the agreement at the reporting date, taking into account current interest rates and the current creditworthiness of the counterparties.

All these instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the consolidated financial statements. At December 31, 1996, off-balance sheet financial instruments and their related fair value methods and assumptions, and fair values are as follows:

                                                                    Estimated   Contract or
                                                        Carrying      Fair        Notional
                                                         Amount       Value        Amount
Financial instruments used for interest rate
        risk management, the designated asset or
         liability and terms (in thousands):
 Interest rate swap agreements:
        Available-for-sale-securities (receive 3 month
        LIBOR, pay fixed 6.25%, November 1995 -
                 November 2002)                          $    212   $    108    $ 10,000
         (Receive 3 month LIBOR, pay fixed 5.53%,
                 February 1996 - February 2001)               --         282      10,000
         (Receive 3 month LIBOR, pay fixed 6.54%,
                 March 2003)                                  449        (40)     20,000
         (Receive 3 month LIBOR, pay fixed 5.93%,
                 January 2006)                                350        293       6,000
                                                         --------    -------    --------
                                                         $  1,011    $   643    $ 46,000
                                                         ========    =======    ========

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements


 13.       COMMITMENTS AND CONTINGENCIES (Continued)

                                                                   Estimated  Contract or
                                                         Carrying     Fair      Notional
                                                          Amount      Value      Amount
Purchased interest rate caps (in thousands):
        Available-for-sale-securities (Strike price 7%,
                3 month LIBOR  index, December 1995 -
                December 2002)                            $    400   $    434   $ 15,000
        (Strike price 4%, 3 month LIBOR index,
                October 1995 - October 2000)                   291        380      5,000
        (Strike price 6%, 3 month LIBOR index,
                March 1996 - March 2001)                       632        581     20,000
        (Strike price 7%, 3 month LIBOR index,
                March 1996 - March 2001)                       307        323     20,000
        (Strike price 7%, 3 month LIBOR index, April
                1996 - April 2003)                             769        782     25,000
                                                          --------   --------   --------
                                                          $  2,399   $  2,500   $ 85,000
                                                          ========   ========   ========
Purchased interest rate floors (in thousands):
        Variable rate loans (Strike price 6.5%, 1
                month LIBOR index, January 1996 -
                January 1997)                             $   --     $   --     $ 25,000
        (Strike price 6.38%, 1 month LIBOR index,
                January 1997 - January 1998)                    26        197     25,000
        Available-for-sale-securities (Strike price 5%,
                3 month LIBOR index, March 1996 - March
                2000)                                          352        137     40,000
        (Strike price 5%, 3 month LIBOR index, April
                1996 - April 2006)                             531        570     35,000
                                                          --------   --------   --------
                                                          $    909   $    904   $125,000
                                                          ========   ========   ========

Various legal proceedings against the Company and its subsidiaries have arisen from time to time in the normal course of business. Management believes liabilities arising from these proceedings, if any, will have no material adverse effect on the financial positions or results of operations of the Company or its subsidiaries.

Triangle has been named as a defendant in a lender liability suit currently pending in state court in North Carolina in which the plaintiff claims that Triangle breached an oral commitment to make a $100,000 loan to plaintiff. The plaintiff is asserting that he is entitled to $5 million in damages and is seeking to have these damages trebled and an award of attorneys fees. This suit is scheduled to go to trial in June 1997. Triangle disputes the plaintiff's theories of liability and damages and intends to continue to defend the suit vigorously.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

   14.     RELATED PARTY TRANSACTIONS

In the normal course of business certain directors and executive officers of the Company, including their immediate families and companies in which they have an interest, were loan customers.

Activity in these loans is summarized as follows :

                               1996         1995
                                (in thousands)
Balance, beginning of year   $  4,827    $ 11,604
Loans made                      2,705       3,344
Payment received               (3,100)     (4,244)
Changes in composition           (424)     (5,877)
                             --------    --------
Balance, end of year         $  4,008    $  4,827
                             ========    ========


   15.     PARENT COMPANY FINANCIAL DATA

The Company's principal asset is its investment in the Bank. Condensed financial statements for the parent company as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                                              1996        1995
                                                               (in thousands)
Condensed Balance Sheets

Cash                                                         $    368   $    331
Investments in wholly-owned subsidiaries                      105,136     96,578
Other assets                                                      365         56
                                                             --------   --------
                Total assets                                 $105,869   $ 96,965
                                                             ========   ========
Other liabilities                                            $    133   $     95
Shareholders' equity                                          105,736     96,870
                                                             --------   --------
                Total liabilities and shareholders' equity   $105,869   $ 96,965
                                                             ========   ========



Condensed Statements of Income                        1996      1995      1994

Dividends from wholly-owned subsidiary             $ 3,447   $   588   $   967
Miscellaneous expenses                                 109       236       274
                                                   -------   -------   -------
Income before equity in earnings of wholly-owned
subsidiary                                           3,338       352       693
Equity in undistributed earnings of wholly-owned
subsidiary                                           9,882     8,762     4,491
                                                   -------   -------   -------
                Net income                         $13,220   $ 9,114   $ 5,184
                                                   =======   =======   =======

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

   15.     PARENT COMPANY FINANCIAL DATA (Continued)


        Condensed Statements of Cash Flows                             1996       1995         1994

        Cash flows from operating activities:
                Net income                                          $ 13,220    $  9,114    $  5,184
                Equity in undistributed earnings of wholly-owned
                 subsidiary                                           (9,882)     (8,762)     (4,491)
                Decrease (increase) in other assets                     (309)        378        (361)
                Increase (decrease) in other liabilities                  38         (44)         84
                                                                    --------    --------    --------
                        Net cash provided by operating activities      3,067         686         416
                                                                    --------    --------    --------
        Cash flows used in investing activities -
                Investment in subsidiary                                 254      (1,070)       (927)
                                                                    --------    --------    --------
        Cash flows from financing activities:
                Common shares issued to the public                       527       1,300         515
                Shares issued under stock plans                       (3,531)        446       1,995
                Dividends                                                 (3)     (2,015)       (914)
                Cash issued for fractional shares                       (277)        (11)       --
                Repurchased shares                                                  (188)       --
                                                                    --------    --------    --------
                        Net cash provided by (used in) financing
                          activities                                  (3,284)       (468)      1,596
                                                                    --------    --------    --------
                        Net increase (decrease) in cash                   37        (852)      1,085
        Cash at beginning of year                                        331       1,183          98
                                                                    --------    --------    --------
        Cash at end of year                                         $    368    $    331    $  1,183
                                                                    ========    ========    ========
        Non-cash transactions:
                Change in unrealized gain (loss) on securities
                  available for sale, net                           $ (1,070)   $  5,337    $ (4,577)
                                                                    ========    ========    ========



   16.     FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS No. 107"), requires the disclosure of estimated fair values for financial instruments. Quoted market prices, if available, are utilized as an estimate of the fair value of financial instruments. Because no quoted market prices exist for a significant part of the Company's financial instruments, the fair value of such instruments has been derived based on management's assumptions with respect to future economic conditions, the amount and timing of future cash flows and estimated discount rates. Different assumptions could significantly affect these estimates. Accordingly, the net realizable value could be materially different from the estimates presented below. In addition, these estimates are only indicative of individual financial instruments' values and should not be considered an indication of the fair value of the Company taken as a whole.

Cash and due from banks, Federal funds sold and interest-bearing deposits in banks are equal to the fair value due to the nature of the financial instruments. The fair value of securities is estimated based upon bid quotations received from various securities dealers. Loans held for sale are considered short term assets that are carried at market value at December 31, 1996 and 1995. The fair value of the Company's loans is determined by discounting the scheduled cash flows through the loan's estimated maturity using estimated market discount rates that most reflect the credit and interest rate risk inherent in the loan. The estimate of maturity is based upon the stated average maturity of management's estimates of prepayments considering current economic conditions and prevailing interest rates.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

   16.     FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

The fair value of deposits with no stated maturities, such as noninterest-bearing deposits, interest checking, money market and savings accounts, are equal to the amount payable as required by SFAS No. 107. The fair value of time deposits, such as certificates of deposit and Individual Retirement Accounts, are based on the discounted contractual cash flows. The discount rate is estimated using rates currently offered for deposits of similar maturities.

Short-term debt includes repurchase agreements and Federal funds purchased, which reprise daily or monthly to allow for their market value to equal their carrying value. The fair value of FHLB advances in short-term debt was determined using discounted contractual cash flows. Other borrowings at December 31, 1996 consists of debt with maturities ranging from one to two years. The fair values of these liabilities are estimated using the discounted values of the contractual cash flows. The discount rate is estimated using the rates currently in effect for similar borrowings.

The fair value of off-balance sheet financial instruments has not been considered in determining on balance sheet fair value. The fair value of unfunded loans and lines of credit and standby letters of credit approximates the stated value since they are either short term in nature or subject to immediate repricing.

The following table presents information for financial assets and liabilities as of December 31, 1996 and 1995:

                                                                1996                       1995
                                                        Carrying       Fair         Carrying      Fair
                                                          Value        Value         Value        Value
                                                                      (in thousands)
Financial assets:
        Cash and due from banks                       $   40,725   $   40,725   $   47,136   $   47,136
        Federal funds sold                                 2,011        2,011        7,910        7,910
        Interest-bearing deposits in banks                   879          879        1,128        1,149
        Securities                                       380,688      385,177      301,951      309,491
        Loans held for sale                                2,413        2,413        3,497        3,497
        Loans, less allowance for loan losses            752,399      754,160      639,557      641,486
        Interest receivable                               10,410       10,410        8,950        8,950
                                                      ----------   ----------   ----------   ----------
                        Total financial assets        $1,189,525   $1,195,775   $1,010,129   $1,019,619
                                                      ==========   ==========   ==========   ==========
Financial liabilities:
        Deposits                                      $1,025,752   $1,026,872   $  844,878   $  845,989
        Short-term debt                                   46,638       46,638       69,322       69,322
        Other borrowings                                  50,342       50,342       30,391       30,391
        Interest payable                                   8,584        8,584        7,919        7,919
                                                      ----------   ----------   ----------   ----------
                        Total financial liabilities   $1,131,316   $1,132,436   $  952,510   $  953,621
                                                      ==========   ==========   ==========   ==========

The Company's remaining assets and liabilities are not considered financial instruments.

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

   17.     QUARTERLY FINANCIAL DATA (UNAUDITED)

Summarized unaudited quarterly financial data for the years ended
December 31, 1996 and 1995 is as follows:

                                                  1996
                                   Fourth     Third    Second     First
                                   (in thousands, except per share data)
Interest income                    $23,564   $23,481   $22,262   $20,652
Interest expense                    11,473    11,847    11,037     9,965
Provision for loan losses              828       348       747       407
Noninterest income                   2,026     2,298     3,116     2,462
Noninterest expense                  8,223     8,417     8,068     8,012
Income tax expense                   1,724     1,923     1,906     1,716
                                   -------   -------   -------   -------
Net income                         $ 3,342   $ 3,244   $ 3,620   $ 3,014
                                   =======   =======   =======   =======
Primary earnings per  share        $   .26   $   .25   $   .28   $   .23
                                   =======   =======   =======   =======
Fully diluted earnings per share   $   .26   $   .25   $   .28   $   .23
                                   =======   =======   =======   =======


                                                  1995
                                   Fourth     Third    Second     First
                                   (in thousands, except per share data)
Interest income                    $19,859   $18,950   $17,930   $16,985
Interest expense                     9,376     9,184     8,349     7,360
Provision for loan losses              168        98       103       154
Noninterest income                   2,840     2,004     1,884     1,717
Noninterest expense                  8,909     7,526     7,788     9,378
Income tax expense                   1,519     1,414     1,148       581
                                   -------   -------   -------   -------
Net income                         $ 2,727   $ 2,732   $ 2,426   $ 1,229
                                   =======   =======   =======   =======
Primary earnings per share         $   .21   $   .21   $   .19   $   .10
                                   =======   =======   =======   =======
Fully diluted earnings per share   $   .21   $   .21   $   .19   $   .10
                                   =======   =======   =======   =======

                    TRIANGLE BANCORP, INC. AND SUBSIDIARIES
            Notes to Supplemental Consolidated Financial Statements

   18.     OTHER INVESTING AND FINANCING ACTIVITIES

Excluded from the consolidated statements of cash flows was the effect of the following noncash activities:

                                                     1996       1995        1994
                                                            (in thousands)
Change in unrealized gain (loss) on securities
        available for sale, net                    $ (1,070)   $  5,337   $ (4,577)
                                                   ========    ========   ========
Transfers to securities available for sale                     $ 44,332   $146,285
                                                               ========   ========
Transfers to securities held to maturity           $  4,557    $ 22,149   $ 11,150
                                                   ========    ========   ========
Loans transferred from held for sale to mortgage
        loans                                                             $  3,921
                                                                          ========



The Company acquired five branches and divested of one branch in 1996 and acquired three branches in 1995. In conjunction with these transactions, assets acquired and liabilities assumed were as follows (in thousands):

                                                        1996         1995
                                                         (in thousands)
Deposits                                              $ 80,195    $ 55,257
Loans                                                      117     (18,683)
Premium paid on deposits and goodwill                   (5,026)     (3,888)
Premises and equipment                                  (1,015)       (552)
Other assets                                              (132)        (40)
Other liabilities                                          142          70
                                                      --------    --------
        Net cash acquired                             $ 74,281    $ 32,164
                                                      ========    ========


   19.     SUBSEQUENT EVENTS

On June 3, 1997 a wholly owned subsidiary, Triangle Capital Trust issued corporation-obligated manditorily redeemable capital securities aggregating $20,000,000. These securities are expected to be exchanged for equivalent registered securities in the fourth quarter of 1997. The securities mature in 2017.

On August 15, 1997 the Company completed an acquisition of ten branches from United Carolina Bank/Branch Banking & Trust. Under this agreement the Company assumed approximately $195 million in deposits, $61 million in loans and paid a premium on the deposits of approximately $16 million.

The Company has completed an agreement to acquire Coastal Leasing Corporation for 325,000 shares of common stock. This transaction is expected to close in the fourth quarter of 1997.

On October 16, 1997, the Company entered into a definitive agreement to merge with Guaranty State Bancorp. It is anticipated that the merger will be accounted for as a pooling of interests and will close in the second quarter of 1998.